                                                                 EXHIBIT (23)(c)

CONSENT OF KPMG PEAT MARWICK LLP
--------------------------------------------------------------------------------

Board of Directors
CoreStates Financial Corp

We consent to the incorporation by reference in the Registration Statements of
(i) First Union Corporation on:


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


                                              REGISTRATION                              REGISTRATION
                                                 STATEMENT                                 STATEMENT
                                 FORM               NUMBER                   FORM             NUMBER
                            ----------    -----------------             ----------  -----------------
                                  S-3              33-50103                 S-8             333-2561
                                  S-8              33-51964                 S-8             333-10179
                                  S-8              33-54148                 S-8             333-10211
                                  S-8              33-54274                 S-8             333-11613
                                  S-8              33-54739                 S-8             333-14469
                                  S-3              33-56927                 S-3             333-15743
                                  S-8              33-60835                 S-3             333-17599
                                  S-8              33-60913                 S-4             333-19039-01
                                  S-8              33-62307                 S-4             333-20611
                                  S-8              33-62399                 S-3             333-34151
                                  S-8              33-63387                 S-3             333-35363
                                  S-8              33-65501                 S-8             333-36839
                                  S-8             333-2551                  S-8             333-37709


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(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union
Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 17, 1996, except as to Note 2, which is as of February 23, 1996, with respect to the consolidated balance sheet of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1995, which report appears as an exhibit to CoreStates Financial Corp's Form 8-K dated March 23, 1998 and in First Union Corporation's 1997 Form 10-K.






KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 17, 1998